UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 15, 2016

NEWPORT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2016 by Newport Corporation (the “Company”), on February 22, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MKS Instruments, Inc., a Massachusetts corporation (“Parent”), and PSI Equipment, Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  The Merger Agreement provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, subject to the terms and conditions set forth in the Merger Agreement.

In connection with the Merger, on March 29, 2016, the Company filed with the SEC a definitive proxy statement (as supplemented by the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2016 (the “Proxy Statement”)), and mailed the Proxy Statement to the stockholders of the Company.  As further described in the Proxy Statement, the stockholders of the Company will vote upon the Merger and certain other matters at a special meeting of the Company’s stockholders to be held on April 27, 2016.

The additional disclosures in this Current Report on Form 8-K supplement the disclosure contained in the Proxy Statement and should be read in conjunction with the disclosure contained in the Proxy Statement, which in turn should be read in its entirety.  To the extent that the information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information contained in the Proxy Statement.

Regulatory Matters

Under the Merger Agreement, the parties’ obligations to complete the Merger were conditioned upon, subject to certain exceptions specified in the disclosure letter delivered by the Company to Parent in connection with the Merger Agreement, receipt of affirmative approval or clearance under the antitrust laws of Germany and Israel.  On April 4, 2016, Parent and the Company received approval of the Merger from the Bundeskartellamt (Federal Cartel Office) of the Federal Republic of Germany.  On April 13, 2016, Parent and the Company received approval of the proposed merger from the Israeli Antitrust Authority.

Planned Post-Closing Appointments

Parent has informed the Company that Parent intends to appoint Robert J. Phillippy, the President and Chief Executive Officer of the Company, to Parent’s Board of Directors following (and subject to) the completion of the Merger and that Parent anticipates that Mr. Phillipy will be engaged by the Company for a transitional period following the completion of the Merger to assist with transition and integration matters.  In early March 2016, after the Merger Agreement was signed and the Merger was announced, Gerald G. Colella, the Chief Executive Officer and President of Parent, raised with Mr. Phillippy the possibility of Mr. Phillippy joining Parent’s Board of Directors following completion of the Merger and assisting in transition and integration matters following completion of the Merger.  Parent has also informed the Company that Parent intends to appoint Dennis L. Werth, the Company’s Senior Vice President and General Manager, Photonics Group, as Senior Vice President, Business Units (Newport) of Parent following (and subject to) the completion of the Merger.

Litigation Update

As previously disclosed in the Proxy Statement, on March 9, 2016, a putative class action lawsuit captioned Dixon Chung v. Newport Corp., et al., Case No. A-16-733154-C, was filed in the District Court, Clark County, Nevada on behalf of a putative class of the Company’s stockholders. On March 25, 2016, the plaintiff in the Chung action filed an amended complaint, which added certain allegations, including that the Proxy Statement omitted material information.  Also on March 25, 2016, a second putative class action complaint captioned Hubert C. Pincon v. Newport Corp., et al., Case No. A-16-734039-B, was filed in the District Court, Clark County, Nevada, on behalf of a putative class of the Company’s stockholders. Both putative class action lawsuits relate to the Merger Agreement.

On March 30, 2016, plaintiff in the Pincon action filed a motion seeking expedited discovery, which defendants opposed.  On March 31, 2016, plaintiff in the Pincon action filed a motion seeking to consolidate the Pincon action with the putative class action complaint with the Chung action and to appoint counsel for plaintiff in the Pincon action as lead counsel.

At a hearing on these motions on April 14, 2016, the Court partially allowed the motion seeking expedited discovery.  The Court also granted the motion to consolidate the Pincon and Chung actions and appointed counsel in the Pincon action as lead counsel.  Finally, the Court established a briefing schedule for plaintiffs’ anticipated motion for preliminary injunction and scheduled a hearing on plaintiffs’ anticipated motion for preliminary injunction for April 25, 2016.

The Company believes that the claims asserted in the complaints have no merit and the Company, Parent, Merger Sub and the named directors intend to defend vigorously against these claims.

Supplemental Disclosures in Response to Stockholder Litigation

While the Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law, in order to address plaintiffs’ unmeritorious disclosure claims regarding the Proxy Statement and provide additional information to the Company’s stockholders, the Company has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission by the Company of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations that any additional disclosure was or is required.

The additional language is in bold and underlined text below and the deleted language is in strikethrough text below.

The following disclosure supplements and restates the second paragraph on page 29 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On June 11, 2015, with the approval of the Company Board, Mr. Robert J. Phillippy, the Company’s Chief Executive Officer (“CEO”), met with the CEO of Party A, a prospective strategic partner, to discuss the merits of a potential business combination, which would be structured as a stock-for-stock, strategic merger of equals that would not involve a premium to the trading price of either party’s stock.

The following disclosure supplements and restates the third and fourth paragraphs on page 29 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On July 17, 2015, Mr. Phillippy ~~met~~ held an informal, ordinary course meeting with the chairman of the board of directors (“Chairman”) of Party B, another prospective strategic partner with whom the Company had periodically discussed a potential business combination in previous years, during which Party B’s Chairman ~~to discuss the merits~~ raised the possibility of a potential business combination between the two companies. Mr. Phillippy also had a subsequent telephone conversation~~s~~ with Party B’s Chairman on August 1, 2015 regarding these matters.~~, August 21 and August 27, 2015, during which Mr. Phillippy and Party B’s Chairman discussed a potential stock-for-stock merger between the two companies.  On August 21, 2015, Mr. Phillippy and Party B’s Chairman discussed preliminary transaction structuring matters and the value of the potential synergies that could result from a combination.~~

On August 17 and 18, 2015, the Company Board held its regular quarterly meeting, at which members of the Company’s management were present. At the meeting, Mr. Phillippy provided an update regarding business development matters, including the potential transactions with Party A and Party B. The Company Board then reviewed the status and merits of these potential transactions. The Company Board noted that discussions with Party A remained very preliminary, and directed the Company’s management to continue discussions with both Party A and Party B.

On August 21, 2015, at the direction of the Company Board, Mr. Phillippy and Party B’s Chairman discussed via telephone a potential stock-for-stock merger between the two companies, preliminary transaction structuring matters and the value of the potential synergies that could result from a combination between the Company and Party B.  On August 27, 2015, Mr. Phillippy and Party B’s Chairman had a telephone conversation continuing their previous discussions.

The following disclosure supplements and restates the fifth paragraph on page 29 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On September 14, 2015, Mr. Phillippy ~~met~~ held an ordinary course, informal meeting with the CEO of Party C, a potential strategic acquirer with whom the Company had periodically discussed a potential business combination in previous years, to discuss various routine business matters. During the meeting, Party C’s CEO revisited the topic of a potential acquisition of the Company by Party C.  Mr. Phillippy subsequently communicated Party C’s expression of interest to the Company Board.

The following disclosure supplements and restates the sixth paragraph on page 29 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On September 16, 2015, the Company submitted a preliminary, non-binding proposal to Party B for an at-market, stock-for-stock strategic merger of equals between the Company and Party B.  The Company’s proposal contemplated an exchange ratio based on the respective trailing one-month closing prices of the Company Common Stock and the common stock of Party B. The proposal also contemplated that the Company and Party B would each appoint an equal number of the directors to the board of directors of the combined company, with Mr. Phillippy serving as the CEO and an additional director of the combined company and Party B’s CEO serving as the chief operating officer of the combined company. Representatives of Party B communicated to the Company that Party B was interested in the proposed transaction, but they would need to evaluate the Company’s proposal with Party B’s board of directors.

The following disclosure supplements and restates the last paragraph on page 29, which continues on page 30, of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On September 24, 2015, Party C’s CEO contacted Mr. Kenneth F. Potashner, the Company’s Chairman, indicating that Party C’s board of directors had discussed the strategic merits of a combination with the Company earlier that week, and had directed him to contact Mr. Potashner to gauge the Company Board’s interest in discussing such a transaction. Between September 24 and September 27, 2015, Mr. Potashner discussed this inquiry individually with the members of the Company Board, and the consensus of the Company Board was that the Company Board would be open to discussing a proposal from Party C at an appropriate valuation. On September 27, 2015, Mr. Potashner replied to Party C’s CEO that the Company Board would be receptive to considering an offer to acquire the Company. Over the succeeding few days, Mr. Potashner and Party C’s CEO communicated regarding the Company Board’s valuation expectations and the appropriate next steps to continue discussions between the companies.  During these communications, Mr. Potashner indicated to Party C’s CEO that the Company Board would evaluate any proposal from Party C based on the historical trading price of the Company Common Stock, and not in light of the recent decline in the trading price of the Company Common Stock, which the Company Board viewed as temporary.

The following disclosure is an additional section that is inserted as the second full paragraph on page 30 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On October 2, 2015, the Company and Party A entered into a mutual confidentiality agreement that included customary obligations regarding non-disclosure of confidential information and a non-solicitation provision with respect to each party’s employees.  This mutual confidentiality agreement did not include a standstill provision.

The following disclosure supplements and restates the fifth full paragraph on page 30 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

Also on October 8, 2015, Messrs. Phillippy and Coyne met with Party A’s CEO to discuss the rationale for a potential strategic ~~combination~~ merger of equals between the companies.

The following disclosure supplements and restates the first full paragraph on page 31 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On October 15, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting to discuss Party C’s revised proposal, at which members of the Company’s management and representatives from Gibson, Dunn & Crutcher LLP, the Company’s outside counsel (“Gibson Dunn”), and J.P. Morgan were also present. Representatives from Gibson Dunn reviewed certain legal considerations, including the directors’ fiduciary duties in the context of an acquisition proposal. Representatives from J.P. Morgan then presented their financial analysis of Party C’s revised proposal. Following these presentations, representatives from Gibson Dunn and J.P. Morgan left the meeting. The Company Board then discussed the current valuations and future prospects of the Company. The Company Board also discussed the current value of Party C’s revised proposal, including, as previously discussed on October 8, 2015, the possibility that the Company’s stockholders could participate in the future value created by the proposed combination, but also noted factors including (i) the significant deal certainty risks associated with a transaction with Party C due to antitrust issues resulting from the substantial product overlap between the Company and Party C, (ii) the risks associated with potential declines in the future value of Party C’s common stock given the equity component of the proposed consideration, and (iii) the fact that Party C’s revised proposal did not include any evidence of available financing for the proposed transaction, and the risk that Party C would be unable to obtain such financing. Following these discussions, the Company

Board reached the consensus that the Company should be able to obtain a higher price from Party C or another potential buyer.

The following disclosure supplements and restates the last paragraph on page 31, which continues on page 32, of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On October 23, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting at which members of the Company’s management and representatives from Gibson Dunn and J.P. Morgan were present. Representatives from J.P. Morgan presented a preliminary valuation analysis of the Company based on updated financial forecasts prepared by the Company’s management, and the Company Board discussed their preliminary valuation perspectives of the Company. Messrs. Potashner and Phillippy then summarized recent developments with Party B and Party C. The Company Board discussed with representatives of J.P. Morgan the potential market reaction to a combination with Party B and the potential stockholder value expected to result from such a combination. The Company Board also discussed the current and potential future value of Party C’s proposal, as well as the execution risks discussed in previous meetings associated with a combination with Party C, and Party C’s insistence that the Company agree to negotiate exclusively with Party C. After members of the Company’s management and representatives from Gibson Dunn and J.P. Morgan left the meeting, the Company Board continued their discussion regarding Party C’s proposal and their preliminary valuation perspectives of the Company, and reached a consensus that Party C’s proposal remained inadequate to recommend to the Company’s stockholders. The Company Board resolved to respond to Party C that it would be open to ~~an offer at~~ a proposal reflecting a dynamic pricing arrangement, pursuant to which Party C would pay a price per share of Company Common Stock that represented a 50% premium over the price of the Company Common Stock after it recovered from its recent decline, with an absolute floor value of $23.00 per share. The Company Board believed that this dynamic pricing arrangement would result in an acquisition price with a value greater than $23.00 per share.

The following disclosure supplements and restates the second, third and fourth full paragraphs on page 32, continuing on page 33, of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On October 28, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting at which members of the Company’s management and representatives from Gibson Dunn and J.P. Morgan were present. Mr. Potashner summarized the recent developments with Party C. Representatives from J.P. Morgan then presented their financial analysis of the two alternatives presented in Party C’s revised proposal. The Company Board discussed Party C’s revised proposal, including the potential future value that could result from such a combination and the antitrust and financing risks discussed in previous meetings. The Company Board noted that it would be imperative for Party C to agree to bear all antitrust risks and take any actions required to obtain approval for the proposed transaction from antitrust authorities, and that the Company Board would need to receive concrete evidence that Party C would be able to obtain financing for the proposed transaction. In addition, the Company Board discussed conducting a market check, the parties to approach and the risks associated therewith, including the risk that contacting a substantial number of potential strategic acquirers could negatively impact the Company’s business and operations, and the possibility that the market check would not remain confidential.  Following this discussion, the Company Board ~~and~~ reached the consensus that, given the risks involved and the preliminary nature of the proposal received from Party C, the Company should not initiate a market check until the Company received a written proposal from Party C that also addressed antitrust and financing issues. After members of the Company’s management and representatives from Gibson Dunn and J.P. Morgan left the meeting, the Company Board discussed the Company’s response to Party C’s proposal. The Company Board reached the consensus that Party C’s proposed purchase prices were at the bottom of the range of valuations that the Company Board would consider from Party C given the antitrust and financing risks associated with a potential transaction with Party C and that the Company should seek a higher value proposal from Party C or another buyer, and resolved to request that Party C formalize its revised proposal in writing and address antitrust and financing matters. Mr. Potashner communicated this request to Party C’s CEO on October 29, 2015.

In response to the request of the Company Board, on October 29, 2015, Party C sent the Company a letter reiterating its previous acquisition proposal at $22.60 per share, with a portion of the consideration to be comprised of up to 19.9% of Party C’s then-outstanding common stock. Party C’s proposal represented a 50% premium over the closing price of the Company Common Stock of $15.05 on that date.  Party C’s letter stated that its advisors were drafting a “highly confident” letter for the financing component of its proposal but did not address antitrust matters.  Party C also provided the Company with ~~drafts of~~ a proposed mutual confidentiality agreement, which included obligations regarding non-disclosure of confidential information received from the other party, a standstill provision that would automatically terminate in certain circumstances, including in the event that either party entered into a definitive acquisition agreement with another party, and a non-solicitation provision with respect to each party’s employees.  Party C also provided the Company with ~~and~~ a proposed exclusivity agreement that would require the Company to terminate discussions with other parties regarding potential business combination transactions and negotiate exclusively with Party C until December 15, 2015.  Party C ~~and~~ stated that their target was to announce a transaction on December 14, 2015. In subsequent communications between J.P. Morgan and Party C’s financial advisors, Party C’s financial advisors reaffirmed that Party C’s proposal was contingent on the Company agreeing to negotiate exclusively with Party C.

On October 30, 2015, the Independent Committee held a special telephonic meeting, at which members of the Company’s management and representatives from Gibson Dunn and J.P. Morgan were present. Mr. Potashner and representatives from J.P. Morgan summarized their recent communications with Party C and its financial advisors. The Independent Committee then discussed Party C’s demand for exclusivity in detail, and asked questions of representatives from Gibson Dunn regarding the possible sale of the Company. The Independent Committee then discussed the benefits and drawbacks of conducting a pre-signing market check, and discussed the execution risks presented by a combination with Party C, including the antitrust and financing concerns raised in previous meetings. Following this discussion, the Independent Committee decided to not grant exclusivity to Party C at that time, and instead concluded that the Company’s management and J.P. Morgan should conduct a confidential market check. The Independent Committee then discussed the scope of the market check, including the risk that contacting a substantial number of potential strategic acquirers could lead to unauthorized or unintended disclosures of confidential or proprietary information, which could negatively impact the Company’s business and operations and the trading price of the Company Common Stock, and significantly reduce the likelihood that the market check would remain confidential. The Independent Committee then discussed how to select the potential strategic acquirers that would be contacted in the market check, and determined that the Company should contact potential buyers that the Independent Committee believed, after discussing with J.P. Morgan, would be most likely to be interested in pursuing a strategic transaction with the Company based on their business activities and/or previously expressed interest in acquiring the Company, and which possessed the financial and other resources that would be necessary to complete a transaction with the Company. The Independent Committee also reviewed the possibility that a financial buyer might be interested in a potential acquisition of the Company, and determined that such interest would be unlikely at a price equal to or greater than the price under discussion with Party C. Based on the foregoing considerations, the Independent Committee selected five highly qualified potential strategic acquirers (Parties D, E, F, G and H) to be contacted by the Company’s management and J.P. Morgan in the market check.  The Independent Committee determined, after consultation with J.P. Morgan and the Company’s management, that these potential strategic acquirers would be the most likely buyers in terms of interest and capability. The Independent Committee also asked Mr. Coyne to prepare a draft merger agreement to be provided to Party C for comment so that the Company Board could better understand any legal issues or risks, including the antitrust and financing issues discussed previously, associated with Party C’s proposal.

The following disclosure supplements and restates the second full paragraph on page 33 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On November 2, 2015, J.P. Morgan had a telephone conversation with Party C’s financial advisors to clarify certain points in Party C’s most recent proposal, at which time J.P. Morgan communicated that the Company Board had determined that the Company would not grant exclusivity to Party C at that time, but encouraged Party C to conduct due diligence on a non-exclusive basis. J.P. Morgan also conveyed the Company’s comments on the draft confidentiality agreement previously provided by Party C, in which the Company proposed certain customary restrictions on Party C’s disclosure of confidential information to potential sources of financing for the proposed transaction, more restrictive non-disclosure obligations with respect to confidential information received from the other party, and extensions of the periods covered by the standstill and non-solicitation provisions.  On November 3, 2015, Party C provided a highly confident letter from a third party lender for the financing of a potential acquisition of the Company.

The following disclosure supplements and restates the fourth full paragraph on page 34 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

Also on November 12, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting at which members of the Company’s management and representatives from J.P. Morgan were present. Representatives from J.P. Morgan provided updates regarding recent developments with Party C, Party D and Party E and Mr. Phillippy provided an update regarding his conversation with Party D’s CEO, noting that Party D appeared to be serious about completing due diligence and pursuing a transaction with the Company. Representatives from J.P. Morgan then presented their financial analysis of Party D’s proposal. The Company Board then discussed with representatives of J.P. Morgan how to communicate with Party C in light of Party D’s proposal.  J.P. Morgan presented an illustrative analysis of a range of implied values for Party C’s proposal from $20.32 to $25.64 per share, where the high end of the range was at the low end of the range of Party D’s proposal. J.P. Morgan’s analysis was presented for illustrative purposes only, based on hypothetical trading performance of Party C’s stock following a transaction. Assuming Party C continued to trade at its current P/E multiple (which was much higher than the Company’s P/E multiple) and $25 million of pre-tax synergies, the analysis indicated that the implied value of Party C’s offer would be $25.06 per share. J.P. Morgan also noted that such analysis should not be interpreted as a stock price prediction.  After discussion, the Company Board ~~and,~~ directed J.P. Morgan to communicate to Party C that their previous proposal remained competitive, but would likely need to be increased to be successful. The Company Board also directed J.P. Morgan to encourage Party C to execute a confidentiality agreement and commence due diligence, and thereby engage in the Company’s process

The following disclosure supplements and restates the third full paragraph on page 35 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On November 23, 2015, Party D’s CEO contacted Mr. Phillippy and informed him that, after further review and deliberation, Party D had decided not to pursue an acquisition of the Company. Party D’s CEO expressed concern that certain of the Company’s businesses did not fit Party D’s strategic model, and that an acquisition of the Company would entail significant integration effort and risk. On the same date, Messrs. Phillippy and Mr. Potashner, members of the Company’s management and representatives of J.P. Morgan held a telephonic meeting to discuss recent developments in the Company’s process. Mr. Phillippy provided an update regarding recent communications with Party C and Party D. After considering and discussing various alternatives in light of the results of the confidential market check and Party D’s decision not to pursue an acquisition of the Company, the meeting attendees proposed to encourage Party C to increase its proposed purchase price by offering Party C a brief period of exclusivity if Party C would increase its proposed price to $25.00 per share and target signing a definitive acquisition agreement before December 25, 2015. Following the meeting, Mr. Potashner contacted the other members of the Independent Committee and received their support for this approach.

The following disclosure supplements and restates the fifth full paragraph on page 35 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On November 25, 2015, the Company Board, including the members of the Independent Committee, held a special telephonic meeting, at which members of the Company’s management and representatives from Gibson Dunn and J.P. Morgan were present. Mr. Phillippy summarized the recent developments with Party C and Party D. The Company Board then discussed communication strategy with respect to Party C, and confirmed that the offer of exclusivity to Party C at a price of $25.00 per share was appropriate. The Company Board also discussed the execution risks associated with a transaction with Party C, including antitrust and financing risks discussed in previous meetings, and representatives of Gibson Dunn discussed ways to mitigate the antitrust risks associated with Party C’s proposal. After members of the Company’s management and representatives from Gibson Dunn and J.P. Morgan left the meeting, the Company Board discussed strategic alternatives to a transaction with Party C and the risks related to those alternatives. Based on the significant ~~execution~~ antitrust and financing risks associated with a transaction with Party C discussed previously by the Company Board, and in light of the process being undertaken by the Company, the Company Board determined that a higher purchase price would be required in a transaction with Party C than would be required in a transaction that did not present these risks.  Accordingly, the Company Board determined in the exercise of its business judgment that a purchase price below $24.75 per share from Party C would not be adequate to recommend to the Company’s stockholders due to the significant uncertainty that a transaction with Party C could be completed on a timely basis, or at all, in view of the associated antitrust and financing risks.

The following disclosure supplements and restates the fourth and fifth full paragraphs on page 36 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On December 7, 2015, Messrs. Phillippy and Coyne met with the CEO and CFO of Party A to further discuss the merits of a potential strategic ~~business combination~~ merger of equals transaction. Mr. Phillippy and Party A’s CEO agreed to schedule a subsequent discussion on this topic. However, Party A’s CEO indicated that he would not be available for that discussion until January 2016. On the same date, Mr. Simone met with the CEO of Party B to discuss the strategic fit of the Company and Party B and the Company’s business units.

On December 8, 2015, the Company and Parent entered into a confidentiality agreement that included customary obligations regarding non-disclosure of Company confidential information received by Parent, a customary standstill provision that would automatically terminate in certain circumstances, including in the event that the Company entered into a definitive acquisition agreement with another party, and a customary non-solicitation provision with respect to the Company’s employees ~~with a customary standstill provision that would terminate in the event that the Company entered into a definitive acquisition agreement with another party~~.  On the same date, at the direction of the Company Board, Mr. Phillippy had a telephone conversation with Party C’s CEO, during which he responded to Party C’s revised proposal with a counter-proposal at a price of $24.75 per share. Party C indicated that it was not interested in moving forward with an acquisition of the Company at that price.

The following disclosure supplements and restates the eighth full paragraph on page 36 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On December 18, 2015, Party B submitted a preliminary, non-binding proposal for a stock-for-stock merger of equals with the Company in an “at market” transaction. Party B’s proposal contemplated an exchange ratio based on the spot exchange ratio, the 30-day weighted average exchange ratio or the 90-day weighted average exchange ratio resulting from the respective closing prices of the Company Common Stock and the common stock of Party B, with the alternative producing the most favorable exchange ratio for the holders of Party B’s Common Stock being selected. Party B’s proposal also contemplated that the Company and Party B would each appoint an equal number of directors to the board of directors of the combined company, with each party appointing its then-current CEO.  Party B’s proposal also contemplated that Party B would appoint the initial Chairman of the combined company, with Mr. Phillippy serving as the CEO of the combined company and Party B’s CEO serving as the chief operating officer of the combined company.  Party B’s proposal also contemplated that the proposed transaction would be structured as an inversion for tax purposes. Based on this proposal, the Company agreed to schedule due diligence meetings in January 2016 with Party B.

The following disclosure supplements and restates the first full paragraph on page 38 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On January 18, 2016, the Company Board, including the members of the Independent Committee, held a special telephonic meeting, at which members of the Company’s management and representatives from Gibson Dunn and J.P. Morgan were present. Representatives from J.P. Morgan summarized the recent developments with Party B, Party C and Parent. Representatives from J.P. Morgan and the Company’s management then reviewed projected financial information for Party B and presented information regarding the synergies that could be achieved in a strategic combination transaction with Party B and the potential value creation resulting from the combination, as well as various other financial valuation analyses. Representatives of J.P. Morgan also presented their financial analysis of the most recent acquisition proposals submitted by Party C and Parent. Representatives from Gibson Dunn then reviewed and answered questions regarding certain legal considerations. The Company Board then discussed the significant antitrust risks posed by a transaction with Party C that had been raised at prior meetings. Representatives of Gibson Dunn and Mr. Coyne provided further input regarding the deal certainty risks associated with these antitrust issues in connection with a transaction with Party C, including the potential inability to obtain in a timely manner, or at all, regulatory approval and potential divestitures that might be required due to the substantial product overlap between the Company and Party C. Following this discussion, and after considering the advice of Gibson Dunn and J.P. Morgan, the Company Board determined that on balance, the Parent proposal appeared to be the most attractive and that the best course of action would be to further engage with Parent without granting exclusivity, before asking Party C for its best and final offer. After the Company’s management and the representatives of J.P. Morgan left the meeting, the Company Board discussed the various alternative proposed transactions. After evaluating the proposals, the Company Board resolved to direct J.P. Morgan to (i) work with Parent on a non-exclusive basis to solidify their proposal and seek additional insight into their due diligence process, their positions on certain key provisions in the draft Merger Agreement and their access to financing and (ii) after solidifying Parent’s proposal, reengage Party C to confirm or update its proposal. The Company Board also resolved to continue discussions with Party B while working with Party C and Parent.

The following disclosure supplements and restates the third full paragraph on page 38 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On January 19, 2016, Parent and its advisors received access to the virtual data room established by the Company to share certain information related to the Company and the proposed acquisition, including the draft Merger Agreement, which contemplated, among other matters, that all awards granted under any Company Equity Plan would accelerate and vest in full, and be converted into the right to receive the merger consideration.

The following disclosure supplements and restates the fourth full paragraph on page 38 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

Also on January 19, 2016, Party B informed the Company that, after further review and deliberation, it had decided not to move forward with further negotiations regarding a strategic combination with the Company because, based on its analysis, the synergies that could be achieved in a strategic combination with the Company would not be sufficient to warrant the risks and disruption to Party B’s business that would likely be associated with such a transaction.

The following disclosure is an additional paragraph that is inserted as the sixth full paragraph on page 38 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

Also on January 22, 2016, the Company and Party A entered into a second mutual confidentiality agreement.  This mutual confidentiality agreement included a standstill provision and a non-solicitation provision with respect to each party’s employees, and customary obligations regarding non-disclosure of confidential information.

The following disclosure supplements and restates the fourth full paragraph on page 39 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On February 8, 2016, Party C’s financial advisors communicated to J.P. Morgan that, in light of the recent ~~market~~ general turbulence in the equity markets, Party C was not willing to increase its most recent proposed price of $23.25 per share, and was no longer interested in pursuing an acquisition of the Company at all.

The following disclosure supplements and restates the sixth full paragraph on page 39 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On February 11, 2016, Parent provided a mark-up of the draft Merger Agreement, which included, among other matters, Parent’s proposal that all awards granted under any Company Equity Plan would be assumed by Parent and converted into awards for Parent Common Stock.  Parent also provided revised draft debt commitment documents and a list of outstanding confirmatory due diligence issues and requests to the Company.

The following disclosure supplements and restates the seventh full paragraph on page 39 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

Also on February 11, 2016, the Company Board, including the members of the Independent Committee, held a special telephonic meeting, at which members of the Company’s management and representatives from Gibson Dunn and J.P. Morgan were present. Representatives from J.P. Morgan discussed the recent developments with Party A, Party B, Party C and Parent.~~, and t~~ The Company Board determined that, given the probability that any potential transaction with Party A would be structured as an at market, stock-for-stock merger of equals that would not offer a premium over the trading price of the Company Common Stock, and was not likely to be consummated, if at all, until late 2016 or early 2017 due to the fact that discussions between the Company and Party A remained very preliminary and had not progressed significantly in several months, a transaction with Party A was unlikely to deliver value in the near-term that would be greater than the price of $23.00 per share proposed by Parent, which represented a significant premium over the then-current trading price of the Company Common Stock. Mr. Coyne then referred the Company Board to the summary of draft Merger Agreement issues that had been provided to the Company Board, and reviewed certain significant issues. Mr. Coyne and representatives of Gibson Dunn answered the Company Board’s questions regarding the various draft Merger Agreement issues. The Company Board then discussed whether to grant Parent’s request for exclusivity, asking questions of the representatives of Gibson Dunn and Mr. Coyne, and resolved to grant Parent exclusivity through February 22, 2016. Representatives of J.P. Morgan then reviewed their financial analysis of Parent’s proposal. On the same date, Mr. Phillippy notified Party A’s CEO that he would not be able to meet as planned on February 17, 2016.

The following disclosure supplements and restates the last paragraph on page 39, which continues on page 40, of the Proxy Statement under the heading “The Merger—Background of the Merger.”

From February 12, 2016 to February 22, 2016, representatives of the Company and Parent, together with representatives from Gibson Dunn and WilmerHale, negotiated the terms and conditions of the Merger Agreement and the ancillary documents related thereto, including terms related to the definition of “material adverse effect,” the treatment of awards granted under Company Equity Plans in the Merger, the Company Board’s “fiduciary out” in the event of an alternative proposal, the preparation of the Company’s proxy statement and the holding of a Company stockholder meeting, the conditions under which the Merger Agreement could be terminated, the amount of the break-up fee and the conditions under which Parent would be entitled to receive the break-up fee. During this period, Parent and its financing sources also continued to conduct confirmatory due diligence.

The following disclosures are additional paragraphs that are inserted as the fifth and sixth full paragraphs on page 40 of the Proxy Statement under the heading “The Merger—Background of the Merger.”

On February 23, 2016, Mr. Phillippy contacted Party A’s CEO to confirm that Party A was aware that the Company had entered into the Merger Agreement with Parent and that as a result, the Company could not continue discussions with Party A regarding an alternative transaction.  On February 24, 2016, Party A’s CEO thanked Mr. Phillippy for contacting him, confirmed that he was aware of the transactions contemplated by the Merger Agreement and wished Mr. Phillippy and the Company’s employees the best in the future.

Promptly after becoming aware that the standstill provision included in the January 22, 2016 confidentiality agreement between the Company and Party A remained in effect because it did not by its terms terminate upon the Company’s execution of the Merger Agreement with Parent, the Company, without having communicated with Party A since February 24, 2016, determined to request Parent’s consent to waive the Company’s rights under this standstill provision.  On April 13, 2016, Parent consented to this waiver and on the same date, the Company notified Party A that the Company waived its rights under this standstill provision.

The following disclosure is an additional paragraph that is added as a footnote to the end of the second full paragraph on page 51 of the Proxy Statement under the heading “The Merger—Certain Financial Forecasts.”

In connection with the process described under the heading “The Merger—Background of the Merger,”

Parties B and D and Parent were also provided a prior version of the Base Case Forecasts that had not been updated to reflect actual operating results for fiscal year 2015 because fiscal year 2015 had not been completed at the time that such forecasts were provided.  The Company’s management did not prepare forecasts for any periods other than those covered by the Base Case Forecasts and the Acquisition Forecasts as set forth in the summary tables below.

The following disclosure supplements and restates footnote (5) to the table titled “Base Case Forecasts” on page 51, which continues on page 52, of the Proxy Statement under the heading “The Merger—Certain Financial Forecasts.”

(5)                                 Unlevered Free Cash Flow defined as EBITDA less taxes, less capital expenditures, less stock-based compensation expense (net of tax) plus change in net working capital.  Capital expenditures used to compute Unlevered Free Cash Flow were (in millions) $20, $21, $22, $24, $25 and $26 for FY2015A, FY2016AOP, FY2017E, FY2018E, FY2019E and FY2020E, respectively.

Forward-Looking Statements

Statements in this document regarding the proposed transaction between the Company and Parent, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about the Company or Parent managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates”, “forecasts”, “continues” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) the ability to consummate the transaction, (2) risks that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals for the transaction from governmental authorities or the stockholders of the Company are not obtained; (3) litigation relating to the transaction; (4) the ability of Parent to successfully integrate the Company’s operations and employees; (5) unexpected costs, charges or expenses resulting from transaction; (6) risks that the proposed transaction disrupts the current plans and operations of the Company and Parent; (7) the ability to realize anticipated synergies and cost savings; (8) competition from larger and more established companies in the Company’s markets; (9) Parent’s ability to successfully grow the Company’s business; (10) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (11) the availability and terms of the financing to be incurred in connection with the transaction; (12) the retention of key employees; (13) legislative, regulatory and economic developments, including changing business conditions in the industries in which the Company and Parent operate and the economy in general as well as financial performance and expectations of the Company’s and Parent’s existing and prospective customers, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, as amended, and in Parent’s Annual Report on Form 10-K for the year ended December 31, 2015. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. The Company and Parent disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 15, 2016	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary